UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2005

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-12593	47-0728886
(Commission file number)	(IRS Employer Identification Number)

9719 Estate Thomas Havensight

St. Thomas, U.S. Virgin Islands 00802

(Address of principal executive offices and zip code)

(340) 777-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 21, 2005, Atlantic Tele-Network, Inc. (“ATN” or the “Registrant”) filed a Current Report on Form 8-K filed with the Securities and Exchange Commission, which excluded certain financial statements which were not available at the time of filing. By this amendment, ATN is filing the required financial statements and pro forma financial information in connection with the acquisition of 95% of the membership interests in Commnet Wireless, LLC.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Attached hereto as Exhibit 99.4 and incorporated by reference herein are the audited consolidated financial statements of Commnet Wireless, LLC as of and for the year ended December 31, 2004 and the unaudited consolidated financial statements as of June 30, 2005 and for the six months ended June 30, 2005 and 2004.

(b) Pro Forma Financial Information

Attached hereto as Exhibit 99.5 and incorporated by reference herein is unaudited pro forma combined condensed consolidated financial information for ATN and Commnet Wireless, LLC for the year ended December 31, 2004 and the six months ended June 30, 2005.

(c) Exhibits

23.1	Consent of Ernst & Young LLP

*99.1	Merger Agreement by and among Atlantic Tele-Network, Inc., CW Acquisition, LLC, Commnet Wireless, LLC and the other parties named therein, dated as of July 26, 2005

*99.2	Press Release dated September 15, 2005

*99.3	Credit Agreement dated as of September 15, 2005, among Atlantic Tele-Network, Inc., as borrower, CoBank, ACB, as administrative agent, lead arranger and a lender, Banco Popular de Puerto Rico as a lender, and the other lenders referred to thereon.

99.4	Audited consolidated financial statements of Commnet Wireless, LLC as of and for the year ended December 31, 2004 and unaudited consolidated financial statements as of June 30, 2005 and for the six months ended June 30, 2005 and 2004.

99.5	Unaudited pro forma combined condensed consolidated financial information.

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005	ATLANTIC TELE-NETWORK, INC.

	By:	/s/ MICHAEL PRIOR
Michael Prior, Chief Financial Officer